                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-2.
[ ]  Confidential for the Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                            NETWOLVES CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-12.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                             NETWOLVES CORPORATION
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  JULY 6, 2000
                            ------------------------
TO THE SHAREHOLDERS OF
NETWOLVES CORPORATION:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of NetWolves Corporation will be held at the Company's corporate office at 2502 Rocky Point Drive, Suite 740, Tampa, Florida 33607 on Thursday, July 6, 2000 at 10:00 a.m., or at any adjournment thereof, for the following purposes:

     1. To consider and act upon a proposal to amend the Company's By-Laws eliminating the requirement to annually elect directors and substituting in its stead, creation of a classified Board of Directors, permitting the sequential election of nominees to each class of directors every three years, as set forth in Exhibit A.

     2. (a) If item 1 is adopted:
          to elect five directors of the Company, one of whom shall each serve a one year term expiring in 2000, two of whom shall each serve a two year term expiring in 2001; and two of whom shall each serve a three year term expiring in 2002, or until the election and qualification of their successors; or

       (b) if item 1 is not adopted:
          to elect five directors of the Company, each to serve for the ensuing year until the next annual meeting or until the election and qualification of his successor.

     3. To consider and act upon a proposal to amend Article FOURTH of the Certificate of Incorporation to increase the total number of authorized shares of common stock from 10,000,000 shares, $.0033 par value to 50,000,000 shares, $.0033 par value, as set forth in Exhibit B.

     4. To consider and act upon a proposal to amend Article FOURTH of the Certificate of Incorporation to authorize 2,000,000 shares of preferred stock, $.0033 par value, as set forth in Exhibit C.

     5. To consider and act upon such other business as may properly come before this meeting or any adjournment thereof.

     The above matters are set forth in the Proxy Statement attached to this Notice to which your attention is directed.

     Only shareholders of record on the books of the Company at the close of business on May 15, 2000 will be entitled to vote at the Annual Meeting of Shareholders or at any adjournment thereof. Shareholders who are unable to be present personally may attend the meeting by proxy. SUCH SHAREHOLDERS ARE REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY AT THEIR EARLIEST CONVENIENCE IN ORDER THAT YOUR SHARES MAY BE VOTED FOR YOU AS SPECIFIED. THE PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED.

                                           By Order of the Board of Directors
                                           Walter M. Groteke
                                           Chairman of the Board
June 7, 2000
Tampa, Florida

                             NETWOLVES CORPORATION
                       2502 ROCKY POINT DRIVE, SUITE 740
                              TAMPA, FLORIDA 33607
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                         ANNUAL MEETING OF SHAREHOLDERS
                                  JULY 6, 2000
                            ------------------------

     The Annual Meeting of Shareholders of NetWolves Corporation (the "Company") will be held on Thursday, July 6, 2000 at the Company's corporate office at 2502 Rocky Point Drive, Suite 740, Tampa, Florida 33607, at 10:00 a.m. for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. THE ENCLOSED PROXY IS SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY FOR USE AT THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JULY 6, 2000 AND AT ANY ADJOURNMENTS OF SUCH MEETING. This proxy statement and the enclosed proxy are being mailed to shareholders on or about June 7, 2000.

     If a proxy in the accompanying form is duly executed and returned, the shares represented by such proxy will be voted as specified. Any person executing the proxy may revoke it prior to its exercise either by letter directed to the Company or in person at the Annual Meeting.

VOTING RIGHTS

     Only shareholders of record on May 15, 2000 (the "Record Date") will be entitled to vote at the Annual Meeting or any adjournment thereof. As of the Record Date, the Company had outstanding one class of voting capital stock, namely 8,299,904 shares of common stock, $.0033 par value per share ("common stock"). Each share of common stock issued and outstanding on the Record Date is entitled to one vote at the Annual Meeting of Shareholders.

     The affirmative vote of a majority of the outstanding shares on the Record Date is required for the approval of the amendment to the Certificate of Incorporation increasing the number of authorized shares of common stock, the amendment to the Certificate of Incorporation establishing a class of preferred stock and the amendment to the By-Laws providing for a classified Board of Directors. These three proposals while recommended by the Board of Directors, individually and in the aggregate will make it more difficult for a third party to acquire, or may discourage a third party from seeking to acquire, control of the Company; and this anti-takeover effect could benefit incumbent management at the expense of the shareholders. The Company's articles of incorporation, By-Laws and other corporate documents do not contain any provisions that have material anti-takeover aspects and the Company has no plans or proposals to submit other provisions of the articles, By-Laws or other measures in the future that have anti-takeover effects.

     The affirmative vote of a majority of the votes cast at the Annual Meeting is required for approval of the election of directors. For purposes of determining whether proposals have received a majority vote, abstentions will not be included in the vote totals and, in instances where brokers are prohibited from exercising discretionary authority for beneficial owners who have not returned a proxy (so called "broker non-votes"), those votes will not be included in the vote totals. Therefore, for the purposes of approving the amendment to the Certificate of Incorporation increasing the number of authorized shares of common stock, the amendment to the Certificate of Incorporation establishing a class of preferred stock and the amendment to the By-Laws providing for a classified Board of Directors, abstentions and broker non-votes will have the effect of a negative vote. For the purposes of approving the election of directors, abstentions and broker non-votes will have no effect on the vote, but will be counted in the determination of a quorum.

                               SECURITY OWNERSHIP

     The following table sets forth the beneficial ownership of shares of voting stock of the Company, as of March 15, 2000, of (i) each person known by the Company to beneficially own 5% or more of the shares of outstanding common stock, based solely on filings with the Securities and Exchange Commission, (ii) each of the Company's executive officers and directors and (iii) all of the Company's executive officers and directors as a group. Except as otherwise indicated, all shares are beneficially owned, and investment and voting power is held by, the persons named as owners.

                                                            AMOUNT AND NATURE
                   NAME AND ADDRESS OF                          OF SHARES            PERCENTAGE
                   BENEFICIAL OWNER(6)                      BENEFICIALLY OWNED       OWNERSHIP
                   -------------------                      ------------------       ----------
Computer Concepts Corp. ..................................      2,000,000(1)           24.1%
Greenleaf Capital Partners, LLC...........................        861,360              10.4%
Walter M. Groteke.........................................      2,428,064(2)(3)        29.3%
Daniel G. Stephens........................................        428,064(2)(3)         5.2%
Walter R. Groteke.........................................        125,000(2)            1.5%
Internet Technologies, Inc. ..............................        260,000               3.1%
James A. Cannavino........................................        200,000(4)            2.3%
Ed Lavin..................................................         50,000                  *
Kirlin Securities, Inc....................................        500,000(5)            6.0%
Executive officers and directors as a group...............      3,231,128              38.0%

---------------
 *  less than one percent (1%) unless otherwise indicated.

(1) The voting rights to these shares are held by Mr. Walter M. Groteke pursuant to the terms of a voting agreement.

(2) Does not include unvested warrants to purchase 200,000 shares at an option price of $1.63 per share. Includes 2,000,000 shares owned by Computer Concepts Corp. covered by a voting agreement.

(3) Messrs. Walter M. Groteke and Daniel G. Stephens have agreed that these shares owned by them may not be sold until June 17, 2000 without the prior consent of Kirlin Securities.

(4) Represents warrants issued to Mr. Cannavino for joining the Board of Directors to purchase 200,000 shares at an option price of $10 per share.

(5) Represents warrants currently exercisable by Kirlin Securities, Inc. and its affiliates to purchase 500,000 shares of common stock at $1.63 per share. Kirlin Securities, Inc. has demand registration rights on the shares of common stock issuable upon exercise of the warrants.

(6) The natural person or persons who exercise sole or shared voting and dispositive powers over the shares held of record by these entities are as follows: Greenleaf Capital Partners, LLC -- Mr. Phillip LoRusso and Mr. Edmund McCormick; Internet Technologies, Inc. -- Mr. Louis McElwee; Kirlin Securities, Inc. -- Mr. Anthony Kirincic.

                         PROPOSAL TO AMEND THE BY-LAWS
              TO CREATE AND ELECT A CLASSIFIED BOARD OF DIRECTORS

     In connection with the election of nominees to the Company's Board of Directors, the Board has approved and recommends for approval by the shareholders an amendment to the Company's By-Laws (the "By-Law Amendment"), creating a classified board of directors ("Classified Board"). This proposed Amendment to the Company's By-Laws is set forth in Exhibit "A" annexed hereto. If the By-Law Amendment is approved, commencing with the election of directors at this annual meeting of shareholders each director will be elected to one of three classes for a term of years. The Board will be divided into three classes. This proposal, together with the other proposals at this meeting, individually and in the aggregate will make it more difficult for a third party to acquire, or may discourage a third party from seeking to acquire, control of the Company; and this anti-takeover effect could benefit incumbent management at the expense of the shareholders.

     Under the Business Corporation Law of New York (the "BCL"), the proposed Classified Board must have as nearly equal a number of directors in each class as possible, based upon the total number of directors constituting the entire Board. Assuming adoption of the proposal, the initial term of office of the directors in the first class will expire at the next succeeding annual meeting of shareholders following adoption of the By-Law Amendment. The terms of office of the second and third classes will expire at the second and third annual meetings of shareholders following the date of adoption of the By-Law Amendment, respectively. Commencing next year and each successive year, as the terms of office of the directors of each class expire, successors to directors of each class will be elected to serve for three-year terms, or until their successors are elected and qualified. A director elected by the Board to fill a vacancy or a newly created directorship will not be classified, but will be elected and hold office until the next annual meeting of shareholders.

     Under the current By-Laws, all of the directors are elected at each annual meeting of shareholders. As a result, the holders of a majority of the Company's shares could replace a majority, or all, of the directors at one annual meeting. Classification will have the effect of slowing changes in the composition of the Board because, absent vacancies in the Board due to directors' retirement, resignation, illness and the like, fewer than half of the Board positions will be subject to election each year. Thus, classification of the Board helps contribute to continuity and stability in management of the Company.

     If the By-Law Amendment is adopted, at least two annual meetings of shareholders, instead of one, will generally be required to effect a change in a majority of the Board. While this proposal is not in response to any effort to obtain control of the Company by means of a merger, tender offer, solicitation in opposition to management or otherwise, such a delay may help ensure that the Company's directors, if confronted by a third party attempting to force a proxy contest, a tender or exchange offer, or other extraordinary corporate transaction, will have sufficient time to review the proposal, as well as any available alternatives, and act in a manner that management believes to be the best interests of the shareholders. Classification provisions could also have the effect of discouraging a third party from initiating a proxy contest, making a tender offer, or otherwise attempting to obtain control of the Company, even though such an attempt might be result in a short-term financial benefit for the Company and its shareholders. Classification of the Board could also increase the possibility that incumbent directors will retain their positions, if they so desired.

     The Board of Directors recommends that the shareholders approve the By-Law Amendment, because the Board wishes to increase the stability of the Company in the event that the Board receives any unsolicited proposal for a business combination or change in control. Should that occur, the Board believes that the By-Law Amendment will maximize its ability to make a reasoned and informed decision concerning the alternatives which are in the best interests of the shareholders.

     The proposal will be adopted only if it receives the affirmative vote of a majority of the outstanding shares of common stock. The Board of Directors believes that the proposed amendment is in the best interests of the Company and its shareholders and recommends a vote FOR its adoption. Proxies received will be voted in favor of the proposed amendment unless otherwise indicated.

                             ELECTION OF DIRECTORS

     The Company's By-Laws provide for a Board of Directors consisting of not less than three nor more than nine directors. The Company's Board of Directors now consists of five directors. The following table sets forth the directors of the Company and the proposed classes in which they will be distributed if proposal 1 is approved. In the event proposal 1 is not approved, all directors will be elected until the next annual meeting or until the successors are elected:

            CLASS I                         CLASS II                          CLASS III
            -------                         --------                          ---------
  (TO SERVE UNTIL THE ANNUAL       (TO SERVE UNTIL THE ANNUAL        (TO SERVE UNTIL THE ANNUAL
    MEETING OF SHAREHOLDERS          MEETING OF SHAREHOLDERS           MEETING OF SHAREHOLDERS
           IN 2000)                         IN 2001)                          IN 2002)
-------------------------------  -------------------------------   -------------------------------
Ed Lavin(1)(2)                   James A. Cannavino(1)(2)          Walter M. Groteke
                                 Daniel G. Stephens                Walter R. Groteke(2)

---------------
(1) Member of Audit Committee

(2) Member of Compensation Committee

PRINCIPAL OCCUPATIONS OF DIRECTORS

     Walter M. Groteke, a co-founder of the Company, has been Chairman of the Board, Chief Executive Officer and a director of the Company since June 1998. Mr. Groteke is responsible for planning, developing and establishing policies and business objectives for the Company. From June 1995 until 1997, Mr. Groteke was regional business development manager for Techmatics, Inc. an information systems Department of Defense contractor. From May 1993 to June 1995, Mr. Groteke was senior account manager for NYNEX's strategic account management program.

     Daniel G. Stephens, a co-founder of the Company, has been Vice Chairman of the Board and Chief Information Officer since June 1998. Mr. Stephens directs research and development, information systems and technical support services for the Company. From May 1994 until 1997, Mr. Stephens was a senior systems engineer for Techmatics, Inc. In this capacity, he advised the Department of Justice on development of a nationwide series network infrastructure to support a law-enforcement database.

     Walter R. Groteke has been a director of the Company since February 1999 and Vice President -- Sales and Marketing since August 1998. From 1995 through July 1998, Mr. Groteke was a regional and district sales manager for GTE Florida and GTE Communications Corporation. Mr. Groteke founded Hawk Telecom in 1975 and was President until its sale in 1994. Mr. Groteke is the father of Walter M. Groteke.

     Ed Lavin has been a director of the Company since February 1999. Mr. Lavin has been Chairman and Chief Executive Officer of Staples Communications, a subsidiary of Staples Corporation since March, 1999. Mr. Lavin began his career at ADT from 1967 to 1972. In 1970 he was promoted into ADT's National Accounts Division. Mr. Lavin then joined the L.M. Ericcson Company of Sweden from 1973 to 1979 where he served as Vice President of Sales in the United States. Mr. Lavin immigrated to Canada in 1980 to form Canadian Telecommunications Group and was Chairman and CEO of Canadian Telecommunications Group (CTG) from 1980 to 1986. Mr. Lavin moved to TIE Communications where he served as president from 1987 to 1990. TIE Communications acquired Centel Communications, which was later merged with WilTel Communications where he served as CEO from 1990 to 1993. In November 1993, Mr. Lavin founded Quest America, a telecommunications consulting company based in Boston, Massachusetts. On April 10, 1996, Mr. Lavin led a group that acquired Executone Information Systems' Network Division. The purchaser was a group financed by Bain Capital, Inc. of Boston, Massachusetts. The company name was later changed to Claricom, Inc. In March 1999, Claricom successfully merged its business with Staples Corporation.

     James A. Cannavino has been a director of the Company since April, 2000. Mr. Cannavino is President and Chief Executive Officer of CyberSafe, Inc., a corporation specializing in network security. He was the President and Chief Executive Officer of Perot Systems Corporation through July 1997, and prior to that was a Senior Vice President at IBM, responsible for strategy and development. He also served on the IBM Corporate Executive Committee and Worldwide Management Council, and on the board of IBM's integrated services and solutions company. Mr. Cannavino currently serves on the boards of National Center for Missing and Exploited Children, 7(th) Level, Inc. and Marist College.

                                   MANAGEMENT

OFFICERS OF THE COMPANY

     The directors and executive officers of the Company and their ages are as follows:

                  NAME                    AGE                   POSITION
                  ----                    ---   ----------------------------------------
Walter M. Groteke.......................  29    Chairman of the Board, President and
                                                Chief Executive Officer
Daniel G. Stephens......................  28    Vice Chairman of the Board and Chief
                                                Information Officer
Walter R. Groteke.......................  52    Vice President -- Sales and Marketing
                                                and Director
Ed Lavin................................  55    Director
James A. Cannavino......................  55    Director

EXECUTIVE COMPENSATION

     The following table sets forth the annual and long-term compensation with regard to the Chairman/Chief Executive Officer and each of the other executive officers of the Company who received more than $100,000 for services rendered during the first year of the Company's operations as NetWolves, which was the fiscal year ended June 30, 1999.

                           SUMMARY COMPENSATION TABLE

                                                              ANNUAL COMPENSATION
                                             -----------------------------------------------------
                 NAME AND                    FISCAL                                OTHER ANNUAL
            PRINCIPAL POSITION                YEAR    SALARY($)(1)   BONUS($)   COMPENSATION($)(2)
            ------------------               ------   ------------   --------   ------------------
Walter M. Groteke..........................   1999      $101,250       --              --
  Chairman and Chief Executive Officer        1998            --       --              --
Daniel G. Stephens.........................   1999       101,250       --              --
  Vice Chairman and Chief Information         1998            --
  Officer
Kevin Sherlock.............................   1999       100,000       --              --
  Chief Operating Officer                     1998            --       --              --

---------------
(1) Represents compensation received under employment agreements. Mr. Sherlock ceased being an officer or director of the Company effective August 1, 1999.

(2) Other Annual Compensation excludes certain perquisites and other non-cash benefits provided by the Company since such amounts do not exceed the lesser of $50,000 or 10% of the total annual base salary disclosed in the table for the respective officer.

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

     The following table sets forth information concerning options exercised during the year ended June 30, 1999 by the named executive officers and the value of unexercised options held by them as of June 30, 1999:

                                                        NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                       UNDERLYING UNEXERCISED             IN-THE-MONEY
                                                          OPTIONS AT FISCAL             OPTIONS AT FISCAL
                           SHARES                            YEAR END(#)                   YEAR END($)
                         ACQUIRED ON      VALUE      ---------------------------   ---------------------------
         NAME            EXERCISE(#)   REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
         ----            -----------   -----------   -----------   -------------   -----------   -------------
Walter M. Groteke......       0             0             0           200,000           0         $4,224,000
Daniel G. Stephens.....       0             0             0           200,000           0         $4,224,000
Kevin Sherlock.........       0             0             0           200,000           0         $4,224,000

---------------
(1) Based upon the closing price of common stock of $22.75 on June 30, 1999.

EMPLOYMENT AGREEMENTS

     Walter M. Groteke, Daniel G. Stephens and Kevin F. Sherlock entered into employment agreements in June 1998 in connection with the acquisition of Watchdog Patrols, Inc. ("Watchdog Patrols"). Pursuant to these agreements, Messrs. Groteke, Stephens and Sherlock were employed as Chief Executive Officer, Chief Information Officer and Chief Operating Officer, respectively, for a term of three years. While Mr. Sherlock ceased being an officer and director of the Company effective August 1, 1999, he continues to be employed under the terms of his employment agreement, as amended. The current base salary for each person is $130,000.

     The employment agreements with Messrs. Groteke, Stephens and Sherlock further provide for certain payments following death or disability for certain fringe benefits such as reimbursement for reasonable expenses and participation in medical plans, and for accelerated payments in the event of change of control of the Company.

     Walter M. Groteke, Daniel G. Stephens, Kevin F. Sherlock and Walter R. Groteke also have entered into warrant agreements with the Company whereby they are entitled to receive warrants to purchase 200,000, 200,000, 150,000 and 200,000 shares, respectively, of the Company's common stock at $1.63 per share under certain terms and conditions. The warrants are fully vested two years from their respective dates of employment subject to acceleration under certain events. These events include the sale or disposition of substantially all of the capital stock or assets of the Company.

STOCK OPTION PLAN

     In June 1998, the Company adopted a 1998 Long Term Incentive Plan (the "1998 Incentive Plan") in order to motivate qualified employees of the Company, to assist the Company in attracting employees and to align the interests of such persons with those of the Company's shareholders.

     The 1998 Incentive Plan provides for a grant of "incentive stock options" within the meaning of the Section 422 of the Internal Revenue Code of 1986, as amended, "non-qualified stock options," restricted stock, performance grants and other types of awards to officers, key employees, consultants and independent contractors of the Company and its affiliates.

     The 1998 Incentive Plan, which will be administered by the Board of Directors, authorizes the issuance of a maximum of 282,500 shares of common stock, which may be either newly issued shares, treasury shares, reacquired shares, shares purchased in the open market or any combination thereof. If any award under the 1998 Incentive Plan terminates, expires unexercised, or is cancelled, the shares of common stock that would otherwise have been issuable pursuant thereto will be available for issuance pursuant to the grant of new awards. As of September 30, 1999, the Company had granted options to purchase 243,500 shares of common stock under the 1998 Incentive Plan to its officers and key employees. No options, warrants or similar rights to purchase the Company's securities were granted to Walter M. Groteke, Daniel G. Stephens or Kevin Sherlock during fiscal 1999.

CERTAIN RELATIONSHIPS

     On June 17, 1998, NetWolves, LLC merged into a subsidiary of Watchdog Patrols, Inc., which thereafter changed its name to NetWolves Corporation. The merger provided for exchange of securities of NetWolves, LLC for the securities of the Company. The total capital contribution to NetWolves LLC by its members was $64,245. As part of such exchange, principals of NetWolves, LLC received 2,640,322 shares of NetWolves Corporation for a per share cost of approximately $.02. Messrs. Walter M. Groteke, Daniel G. Stephens, Jr. , Kevin F. Sherlock and Keith A. Darling each received 528,064 shares and Mr. Marc Jacques received 475,258 shares. Messrs. Groteke, Stephens, Sherlock, Darling and Jacques also each received 200,000 warrants in connection with the merger, exercisable at a price of $1.63 per share. The exercise price was based upon the public trading price of Watchdog Patrols, Inc.'s common stock at the time of the acquisition. Howard Habberstadt and Joseph Ariola acted as finders for the merger transaction for which they received 75,000 warrants and 12,500 warrants, respectively, exercisable at a price of $2.00 per share. The exercise price for the warrants issued to Messrs. Habberstad and Ariola was determined through arms-length negotiations between the parties.

     Greenleaf Capital Partners LLC was a shareholder of Watchdog Patrols, Inc. prior to the merger, having acquired 1,141,360 shares at an aggregate purchase price of $2,200,000. Greenleaf Capital received demand registration rights in connection with the merger. Pursuant to these rights, Greenleaf Capital or any member or members of Greenleaf Capital owning at least 20% of the outstanding shares of common stock owned by Greenleaf Capital, has the right to request in writing that NetWolves register such shares under a registration statement to be filed with the Securities and Exchange Commission. The Company is thereafter required to file such registration statement within sixty (60) days after receipt of the request. The Company is further obligated to maintain the effectiveness of the registration statement until the securities covered thereunder have been sold.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During fiscal 1999, the Company's Compensation Committee consisted of Messrs. Ed Lavin, Louis Liben (a former director) and Walter R. Groteke. Except for Mr. Walter R. Groteke, who is an officer and director of the Company, none of these persons were officers or employees of the Company during fiscal 1999 nor had any relationship requiring disclosure in this Proxy Statement.

     In accordance with rules promulgated by the Securities and Exchange Commission, the information included under the captions "Compensation Committee Report on Executive Compensation" and "Performance Graph" will not be deemed to be filed or to be proxy soliciting material or incorporated by reference in any prior or future filings by the Company under the Securities Act of 1933 or the Securities Exchange Act.

                               PERFORMANCE GRAPH

     The following graph sets forth the cumulative total return to the Company's shareholders during the period indicated as well as an overall stock market index (S&P SmallCap 600 Index) and [the Company's peer group index (S&P Computer Software & Services):]

                 COMPARISON OF 4 MONTH CUMULATIVE TOTAL RETURN*
                          AMONG NETWOLVES CORPORATION,
                  THE S&P SMALLCAP 600 INDEX AND A PEER GROUP

                                                        NETWOLVES
                                                       CORPORATION                 PEER GROUP               S&P SMALLCAP 600
                                                       -----------                 ----------               ----------------
3/1/99                                                     100                          100                         100
6/30/99                                                    182                       111.93                      116.91

                                                              CUMULATIVE TOTAL RETURN
                                                              -----------------------
                                                              03/01/1999   06/30/1999
                                                              ----------   ----------
NETWOLVES CORPORATION.......................................    100.00       182.00
PEER GROUP..................................................    100.00       111.93
S&P SMALLCAP 600............................................    100.00       116.91

* $100 INVESTED ON 3/1/99 IN STOCK OR
  ON 2/28/99 IN INDEX -- INCLUDING
  REINVESTMENT OF DIVIDENDS.
  FISCAL YEAR ENDING JUNE 30.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The compensation of the Company's executive officers is generally determined by the Compensation Committee of the Board of Directors, subject to applicable employment agreements and incentive plans. With the exception of Walter R. Groteke, each member of the Compensation Committee is a director who is not an employee of the Company or any of its affiliates. During fiscal 1999, the Compensation Committee was not called upon to determine compensation to its executive officers, including its Chief Executive Officer, since such compensation is covered by employment agreements terminating in June 2000, which became effective in June 1998 prior to the formation of the Compensation Committee. Further, no additional common stock nor options nor any additional monetary compensation could be awarded to Walter M. Groteke or Daniel Stephens during fiscal 1999 under the terms of the merger agreement with Watchdog Patrols, Inc.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT

     Section 16(a) of the Exchange Act requires the Company's executive officers, directors and persons who own more than ten percent of a registered class of the Company's equity securities ("Reporting Persons") to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission (the "SEC"). These Reporting Persons are required by SEC regulation to furnish the Company with copies of all Forms 3, 4 and 5 they file with the SEC. Based solely upon the Company's review of the copies of the forms it has received, the Company believes that all Reporting Persons complied on a timely basis with all filing requirements applicable to them with respect to transactions during fiscal 1999.

               PROPOSAL TO AMEND THE CERTIFICATE OF INCORPORATION
          TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

GENERAL

     The Board of Directors has proposed and recommended to its shareholders a proposal which authorizes the Board in its discretion to file an amended Certificate of Incorporation which amends Article FOURTH of the Certificate of Incorporation to increase the total number of shares of common stock which the Company has authority to issue from 10,000,000 shares to 50,000,000 shares, par value $.0033 per share. This proposed amendment to the Company's Certificate of Incorporation is set forth in Exhibit "B" annexed hereto.

PURPOSE OF INCREASING THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

     The authorization of an additional 40,000,000 shares of common stock is intended to provide additional flexibility to the Company for possible capital reorganization, acquisitions, refinancing, exchange of securities, public offerings and other corporate purposes including the issuance of shares or options to attract and retain key personnel. In the past year, the Company issued a substantial number of shares of common stock in connection with the NetWolves merger, which has significantly decreased the number of shares of common stock presently available for further issuance.

     The Board of Directors, which recommends approval of this amendment, believes it would be advantageous to the Company to be in a position to issue additional common stock without the necessary delay of calling a shareholders' meeting or seeking written consents in lieu thereof if one or more suitable opportunities present themselves to the Company. The Company's management has no present arrangements, agreements, undertakings or plans for the issuance or use of the additional shares proposed to be authorized by this Amendment except for approximately 2,000,000 to 3,000,000 which it intends to reserve for issuance under new stock plans yet to be definitized.

     Common stock can be authorized to be issued in the discretion of the Board of Directors without shareholder approval of each issuance. After this proposal is approved by the shareholders, the Board does not intend to solicit further shareholder approval prior to the issuance of any additional shares of common stock. If applicable law or regulation does not require shareholder approval as a condition to the issuance of such shares in any particular transaction, it is expected that such approval will not be sought. The Company may fund its existing obligations by raising capital through the sale of shares of common stock. Any increase in the number of shares authorized or outstanding shares of common stock may depress the price of shares and impair the liquidity of shareholders. In addition, the issuance may be on terms that are dilutive to shareholders. Issuance of additional shares also could have the effect of diluting the earnings per share and book value per share of shares outstanding. The proportionately larger spread between authorized shares and outstanding shares also might be used to decrease the percentage of stock ownership or voting rights of persons seeking to obtain control of the Company; and this anti-takeover effect could benefit incumbent management at the expense of the shareholders.

     The following table sets forth as of April 1, 2000, the approximate number of shares of common stock authorized, outstanding, reserved and available for issuance. The table further sets forth the approximate number of shares which will be available for issuance if this amendment is approved.

                                                                                         AVAILABLE FOR
                                                                                           ISSUANCE
                                                                             AVAILABLE       UPON
                                                                                FOR       APPROVAL OF
                                    AUTHORIZED   OUTSTANDING   RESERVED(1)   ISSUANCE      AMENDMENT
                                    ----------   -----------   -----------   ---------   -------------
Common Stock......................  10,000,000    8,299,904     1,642,000     58,096      40,058,096

---------------
(1) Includes shares of common stock issuable upon exercise of outstanding stock options and warrants.

BOARD POSITION AND REQUIRED VOTE

     The proposal will be adopted only if it receives the affirmative vote of a majority of the outstanding shares of common stock. The Board of Directors believes that the proposed amendment is in the best interests of the Company and its shareholders and recommends a vote FOR its adoption. Proxies received will be voted in favor of the proposed amendment unless otherwise indicated.

               PROPOSAL TO AMEND THE CERTIFICATE OF INCORPORATION
                    TO ESTABLISH A CLASS OF PREFERRED STOCK

GENERAL

     The Board of Directors has proposed and recommended to its shareholders a proposal which authorizes the Board in its discretion to file an amended Certificate of Incorporation which amends Article FOURTH of the Certificate of Incorporation to authorize 2,000,000 shares of preferred stock, par value $.0033 per share. This proposed amendment to the Company's Certificate of Incorporation is set forth in Exhibit "C" annexed hereto.

PURPOSE OF ESTABLISHING A CLASS OF PREFERRED STOCK

     The authorization of 2,000,000 shares of capital stock is intended to provide additional flexibility to the Company for possible capital reorganization, acquisitions, refinancing, exchange of securities, public offerings and other corporate purposes.

     The Board of Directors, which recommends approval of this amendment, believes it would be advantageous to the Company to be in a position to issue preferred stock without the necessary delay of calling a shareholders' meeting or seeking written consents in lieu thereof if one or more suitable opportunities present themselves to the Company. The Company's management has no present arrangements, agreements, undertakings or plans for the issuance or use of the additional shares proposed to be authorized by this Amendment.

     Preferred stock can be authorized to be issued in the discretion of the Board of Directors without shareholder approval of each issuance. The terms of the preferred stock are to be established by the Board of Directors at the time of issuance. The issuance of preferred stock by the Board of Directors could adversely affect the rights of holders of common stock by among other things, establishing preferential dividends, liquidation rights or voting power and may include provisions permitting the preferred stock to be converted into common stock. After this proposal is approved by the shareholders, the Board does not intend to solicit further shareholder approval prior to the issuance of any shares of preferred stock. If applicable law or regulation does not require shareholder approval as a condition to the issuance of such shares in any particular transaction, it is expected that such approval will not be sought. The Company may fund its existing obligations by raising capital through the sale of shares of preferred stock. However, although the issuance of preferred stock may provide flexibility in connection with possible acquisitions and other corporate purposes, such issuance may also make it more difficult for a third party to acquire, or may discourage a third party from seeking to acquire control of the Company; and this anti-takeover effect could benefit incumbent management at the expense of the shareholders.

BOARD POSITION AND REQUIRED VOTE

     The proposal will be adopted only if it receives the affirmative vote of a majority of the outstanding shares of common stock. The Board of Directors believes that the proposed amendment is in the best interests of the Company and its shareholders and recommends a vote FOR its adoption. Proxies received will be voted in favor of the proposed amendment unless otherwise indicated.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     A representative of Richard A. Eisner & Co., LLP, the Company's independent auditor, plans to be present at the Annual Meeting with the opportunity to make a statement if he desires to do so, and will be available to respond to appropriate questions.

                              FINANCIAL STATEMENTS

     A copy of the Company's Annual Report to Shareholders for the fiscal year ended June 30, 1999 has been provided to all shareholders as of the Record Date. Shareholders are referred to the report for financial and other information about the Company, but such report is not incorporated in this proxy statement and is not a part of the proxy soliciting material.

                           MISCELLANEOUS INFORMATION

     As of the date of this Proxy Statement, the Board of Directors does not know of any business other than specified above to come before the meeting, but, if any other business does lawfully come before the meeting, it is the intention of the persons named in the enclosed Proxy to vote in regard thereto, in accordance with their judgment.

     The Company will provide without charge to any shareholder as of the Record Date, copies of the Company's Form 10-K upon written request delivered to office of the Secretary, NetWolves Corporation, 2502 Rocky Point Drive, Suite 740, Tampa, FL 33607.

     The Company will pay the cost of soliciting proxies in the accompanying form. In addition to solicitation by use of the mails, certain officers and regular employees of the Company may solicit proxies by telephone, telegraph or personal interview. The Company may also request brokerage houses and other custodians, and, nominees and fiduciaries, to forward soliciting material to the beneficial owners of stock held by record by such persons, and may make reimbursement for payments made for their expense in forwarding soliciting material to the beneficial owners of the stock held of record by such persons.

     Shareholder proposals with respect to the Company's next Annual Meeting of Shareholders must be received by the Company no later than October 1, 2000 to be considered for inclusion in the Company's next Proxy Statement.

                                           By Order of the Board of Directors,
                                           Walter M. Groteke
                                           Chairman of the Board

June 7, 2000
Tampa, Florida

                                                                       EXHIBIT A

                       PROPOSED AMENDMENT TO THE BY-LAWS
              TO CREATE AND ELECT A CLASSIFIED BOARD OF DIRECTORS

     The following sets forth the changes to the Company's By-Laws if the proposed amendment is approved:

     RESOLVED, that in accordance with Article XI of the Company's By-Laws,
     Article III, Sections 3 and 4 are hereby deleted in their entirety and the following substituted in their place:

          "3. The Board of Directors shall be comprised of three Classes, each such Class to be as nearly equal in number as possible. At each annual meeting of shareholders, each director shall be elected to hold office until expiration of the term of that director's Class, which shall in each instance be three years, or until such director's successor is elected and qualified; provided, however, that the term of office of directors initially classified and elected shall be as follows: the term of the first Class shall expire at the next annual meeting of shareholders following approval of classification; the term of the second Class at the second succeeding annual meeting following approval of classification; and the term of the third Class at the third succeeding annual meeting following approval of classification."

          "4. Newly created directorships resulting from an increase in the number of directors and vacancies occurring in the Board of Directors for any reason whatsoever shall be filled by a vote of a majority of the directors then in office, although less than a quorum exists. A director elected to fill a vacancy or a newly created directorship shall be classified by the Board of Directors and shall hold office until the expiration of the term of that director's class. Any newly created directorships, or any decrease in directorships, shall be so apportioned among the classes as to make all classes as nearly equal as possible."

                                                                       EXHIBIT B

                      PROPOSED AMENDMENT TO THE COMPANY'S
   CERTIFICATE OF INCORPORATION INCREASING THE NUMBER OF AUTHORIZED SHARES OF
                                  COMMON STOCK

     The following sets forth the changes to Article FOURTH of the Company's Certificate of Incorporation if proposal 3 is approved and proposal 4 is not approved:

          "FOURTH: The total number of shares of all classes of stock which the corporation shall have the authority to issue is FIFTY MILLION (50,000,000) shares, all of which shall be shares of common stock of the par value of $.0033 per share."

     The following sets forth the changes to Article FOURTH of the Company's Certificate of Incorporation if both proposals 3 and 4 are approved:

          "FOURTH: The total number of shares of all classes of stock which the corporation shall have the authority to issue is FIFTY TWO MILLION (52,000,000) shares, of which FIFTY MILLION (50,000,000) shares shall be shares of common stock of the par value of $.0033 per share and TWO MILLION (2,000,000) shares shall be shares of Preferred Stock of the par value of $.0033 per share. The Preferred Stock may be issued in series and the number, designation, relative rights, preferences and limitations of shares of each series of Preferred Stock $.0033 per share par value shall be fixed by the Board of Directors."

                                                                       EXHIBIT C

                      PROPOSED AMENDMENT TO THE COMPANY'S
      CERTIFICATE OF INCORPORATION ESTABLISHING A CLASS OF PREFERRED STOCK

     The following sets forth the changes to Article FOURTH of the Company's Certificate of Incorporation if proposal 4 is approved and proposal 3 is not approved:

          "FOURTH: The total number of shares of all classes of stock which the corporation shall have the authority to issue is TWELVE MILLION (12,000,000) shares, of which TEN MILLION (10,000,000) shares shall be shares of common stock of the par value of $.0033 per share and TWO MILLION (2,000,000) shares shall be shares of Preferred Stock of the par value of $.0033 per share. The Preferred Stock may be issued in series and the number, designation, relative rights, preferences and limitations of shares of each series of Preferred Stock $.0033 per share par value shall be fixed by the Board of Directors."

     The following sets forth the changes to Article FOURTH of the Company's Certificate of Incorporation if proposals 3 and 4 are approved:

          "FOURTH: The total number of shares of all classes of stock which the corporation shall have the authority to issue is FIFTY TWO MILLION (52,000,000) shares, of which FIFTY MILLION (50,000,000) shares shall be shares of common stock of the par value of $.0033 per share and TWO MILLION (2,000,000) shares shall be shares of Preferred Stock of the par value of $.0033 per share. The Preferred Stock may be issued in series and the number, designation, relative rights, preferences and limitations of shares of each series of Preferred Stock $.0033 per share par value shall be fixed by the Board of Directors."

                              NETWOLVES CORPORATION

           BOARD OF DIRECTORS PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

                                  JULY 6, 2000

           The undersigned hereby appoints Walter M. Groteke and Daniel G. Stephens, or either of them, attorneys and Proxies with full power of substitution in each of them, in the name and stead of the undersigned to vote as Proxy all the stock of the undersigned in NETWOLVES CORPORATION, a New York corporation, at the Annual Meeting of Shareholders scheduled to be held on July 6, 2000 and any adjournments thereof.

           THE SHARES REPRESENTED HEREBY SHALL BE VOTED BY PROXIES, AND EACH OF THEM, AS SPECIFIED AND, IN THEIR DISCRETION, UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED FOR PROPOSALS AS SET FORTH ON THE REVERSE HEREOF.

           The Board of Directors recommends a vote FOR the following proposals:
(Continued and to be signed on reverse side)

                                SEE REVERSE SIDE
--------------------------------------------------------------------------------

                        ANNUAL MEETING OF SHAREHOLDERS OF
                              NETWOLVES CORPORATION
                                  JULY 6, 2000

1.         Proposal to amend the Company's By-Laws eliminating the requirement
           to annually elect directors and            substituting in its stead,
           creation of a classified Board of Directors, permitting the sequential election of nominees to each class of directors every three years, as set forth in Exhibit A to the Proxy Statement..

                 FOR [ ]             AGAINST [ ]             ABSTAIN [ ]

2. (a) If item 1 is adopted, election of the following nominees, as set forth in the proxy statement:

           To serve until the Annual Meeting of Shareholders in 2000:
           ----------------------------------------------------------
                                    Ed Lavin

           To serve until the Annual Meeting of Shareholders in 2001:
           ----------------------------------------------------------
                               James A. Cannavino
                                 Daniel Stephens

           To serve until the Annual Meeting of Shareholders in 2002:
           ----------------------------------------------------------
                                Walter M. Groteke
                                Walter R. Groteke

           [ ] FOR all nominees listed above [ ] WITHHOLD authority to vote

           --------------------------------------------------------------
           (Instruction: To withhold authority to vote for any individual nominee, print the nominee's name on the line provided below)

                      (b) If item 1 is not adopted, election of the following nominees, as set forth in the proxy statement:

                                 James A. Cannavino, Daniel Stephens, Walter R. Groteke, Walter M. Groteke and Ed Lavin

                      [ ] FOR all nominees listed above [ ] WITHHOLD authority to vote

           ---------------------------------------------------------------------
           (Instruction: To withhold authority to vote for any individual nominee, print the nominee's name on the line provided below)

 3. Proposal to amend Article FOURTH of the Certificate of Incorporation to increase the total number of authorized shares of common stock from 10,000,000 shares, $.0033 par value to 50,000,000 shares, $.0033 par value, as set forth in Exhibit B to the Proxy Statement.

                      FOR [ ]           AGAINST [ ]           ABSTAIN [ ]

 4. Proposal to amend Article FOURTH of the Certificate of Incorporation to authorize 2,000,000 shares of preferred stock, $.0033 par value, as set forth in Exhibit C to the Proxy Statement.

                      FOR [ ]           AGAINST [ ]           ABSTAIN [ ]

 5. Upon such other business as may properly come before the meeting or any adjournment thereof.

        PLEASE DATE, SIGN AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE

  SIGNATURE(S)_____________________     ____________________

  DATED: ______ , 2000



                                       20